                                                                   EXHIBIT 4.2

                                WARRANT AGREEMENT

         WARRANT AGREEMENT ("Agreement"), dated as of ___________ ___, 2000, by and between PartsBase.com, Inc., a Texas corporation (the "Company"), and Roth Capital Partners, Inc. and Pennsylvania Merchant Group (collectively, the "Representatives").

         WHEREAS, pursuant to an underwriting agreement between the Company and the Representatives dated March __, 2000 (the "Underwriting Agreement"), the Representatives have agreed to act as the representatives of the several underwriters in connection with a proposed public offering by the Company (the "Public Offering") of up to 4,025,000 shares (the "Public Shares") of its common stock, no par value per share (the "Common Stock"), including 525,000 Public Shares covered by an over-allotment option; and

         WHEREAS, pursuant to Section 6(l) of the Underwriting Agreement, the Company has agreed to issue to the Representatives, for their own account, a warrant (the "Warrant") to purchase up to 262,500 shares of Common Stock (or up to 301,875 shares of Common Stock if the over-allotment option is exercised), representing 7.5% of the Public Shares issued in the Public Offering, subject to adjustment as provided herein (the "Warrant Shares"), at a price per share equal to 165% of the Public Offering price; and

         WHEREAS, the Public Shares and Warrant Shares are covered by a registration statement (the "Registration Statement") prepared by the Company and filed with the Securities and Exchange Commission, registration no. 333-94337.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Underwriting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT. On the Closing Date as defined in the Underwriting Agreement, as an integral part of the consideration payable to the Representatives for agreeing to act as the representatives of the several underwriters under the Underwriting Agreement, the Company shall grant, issue and deliver the said Warrant to the Representatives, severally and not jointly. The Warrant shall be evidenced by one or more certificates (the "Warrant Certificates") substantially in the form set forth in Exhibit A attached hereto. The Warrant Certificates shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrant Certificates or did not hold such offices on the date of this Agreement. Warrant Certificates shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

         2. REGISTRATION. The Warrant Certificates shall be consecutively numbered and shall be registered on the warrant ownership and transfer records (the "Warrant Register") of the Company as they are issued. The Company shall be entitled to treat the registered holder (the



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"Holder") of any Warrant Certificate on the Warrant Register as the owner in fact for all purposes, shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate on the part of any other person, and shall not be liable for any registration or transfer of Warrant Certificates which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. One or more Warrant Certificates, entitling the Holder or Holders thereof to purchase, in the aggregate, the Warrant Shares shall be registered initially in the names of the Representatives or in the names of such other Holders as are permitted hereunder and under the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), and in such denominations as, not less than two days before the Closing Date, Roth Capital Partners, Inc., as one of the Representatives, may request in writing to the Company.

         3. EXCHANGE. Upon the surrender of a Warrant Certificate to the Company and the written request of the Holder, the Company shall exchange the Warrant Certificate for another certificate or certificates of like tenor entitling the Holder thereof to purchase, in the aggregate, the number of Warrant Shares stated in the Warrant Certificate being surrendered.

         4. TRANSFER. The Warrant shall not be sold, transferred, assigned, pledged or hypothecated by any person for a period of one year following the effective date of the Registration Statement except (a) to any member of the NASD participating in the Public Offering and their bona fide officers and partners who agree in writing to be bound by the terms hereof or (b) as otherwise permitted by Rule 2710(c)(7) of the Conduct Rules of the NASD; and the Warrant Certificates shall bear an appropriate legend describing such restriction and stating the time period for which the restriction is operative. Subject to the restriction on transfer set forth in the preceding sentence, the Warrant shall be transferable on the Warrant Register upon delivery of the Warrant Certificate therefor duly endorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall deliver a new Warrant Certificate to the person entitled thereto.

         5.       TERM AND EXERCISE.

                  5.1 Subject to all the terms and provisions of this Agreement, each Warrant Certificate shall entitle the Holder, at any time from 10:00 a.m., Pacific time, on __________ ___, 2001 (the "Initial Exercise Date", being the date one year after the effective date of the Registration Statement) until 6:00 p.m., Pacific time, on __________ ___, 2005 (the "Expiration Date", being the date five years after the effective date of the Registration Statement), to purchase from the Company the number of fully-paid Warrant Shares set forth therein at a purchase price of $________, subject to adjustment (the "Warrant Price").]

                  5.2 The Holder may exercise such right, in whole or part, by surrender to the Company, or its duly authorized agent, of such Warrant Certificate, with the form of election to purchase duly filled in and signed, accompanied by payment to the Company of the Warrant Price, as adjusted in accordance with the provisions of Section 11 of this Agreement, for the



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number of Warrant Shares in respect of which such right is then being exercised.
Payment of the Warrant Price shall be made in cash, by certified or official bank check, by wire transfer, or a combination thereof. No adjustment shall be made for any dividends on any Warrant Shares of stock issuable upon exercise of the Warrant or any intent therein.

                  5.3 The Company shall thereupon issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as such registered Holder may designate, a certificate or certificates for the number of full Warrant Shares for which the Warrant is then being exercised, together with cash, as provided in Section 12 of this Agreement in respect of any fraction of a share otherwise issuable upon such surrender and, if the right to purchase Warrant Shares represented by a Warrant Certificate shall not be exercised in full, a new Warrant Certificate for the remaining number of whole Warrant Shares represented by the Warrant Certificate surrendered.

                  5.4 If permitted by applicable law, such certificate or certificates for the Warrant Shares shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such shares, as of the date of the surrender such Warrant Certificate and payment of the Warrant Price as aforesaid.

         6.       [Reserved]

         7. PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares.

         8. MUTILATED OR MISSING WARRANTS. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Warrant Certificate and, if requested, indemnity or bond also reasonably satisfactory to the Company.

         9. RESERVATION OF WARRANT SHARES. There have been reserved out of the authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purposes and shall itself provide or otherwise make available any cash which may be issuable as provided in Section 12 of this Agreement. The Company shall furnish to such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 11.2 of this



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Agreement. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be cancelled.

         10. STOCK EXCHANGE LISTINGS. The Company, at any time and from time to time, at its sole cost and expense, shall take all action which may be necessary or convenient so that the Warrant Shares, immediately upon their issuance, shall be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

         11. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter defined. For purposes of this Section 11, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

                  11.1 MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each warrant and the Warrant Price shall be subject to adjustment as follows:

                           (a)      In case the Company  shall (i)  subdivide
its outstanding shares of Common Stock, (ii) combine its outstanding shares of Common Stock or (iii) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that each Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or would have been entitled to receive after the happening of any of the events described above had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (b)      In case the Company  shall  distribute to
all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distribution referred to in paragraph (a) above or in the paragraph immediately following this paragraph) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of the rights evidenced by the Warrant shall be determined by multiplying the number of Warrant



                                       4
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Shares theretofore purchasable by a fraction, the numerator of which shall be the then current market price per share of Common Stock (as defined in paragraph
(c) below) on the date of such distribution, and the denominator of which shall be the then current market price per share of Common Stock, less the then fair value (as reasonably determined by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         In the event of a distribution by the Company to all holders of its shares of Common Stock of shares of capital stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of the Warrant, each Holder, upon the exercise of the rights evidenced by such Holder's Warrant Certificate any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised the rights evidenced by such Warrant Certificate immediately prior thereto, all subject to further adjustment as provided in this Section 11.1; PROVIDED, HOWEVER, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of the Warrant or upon the exercise of the rights evidenced by a Warrant Certificate.

                           (c)      For the purpose of any computation under
paragraph (b) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily Closing Prices for 20 consecutive trading days commencing 30 trading days before the date of such computation. The selling price for each day (the "Closing Price") shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the counter market as reported by the Nasdaq National Market System, Nasdaq SmallCap System or OTC Bulletin Board or if not approved for quotation on the Nasdaq National Market System, Nasdaq SmallCap System or OTC Bulletin Board, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                           (d)      No adjustment in the number of Warrant
Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of the Warrant; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                           (e)      Whenever the number of Warrant Shares
purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

                           (f)      No adjustment in the number of Warrant
Shares purchasable upon the exercise of the Warrant need be made under paragraph
(b) if the Company issues or distributes to each Holder the rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder would have been entitled to receive had rights evidenced by the Warrant Certificate of such Holder been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

                           (g)      In the event that at any time, as a result
of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of the Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the other provisions of this Agreement, with respect to the Warrant and Warrant Shares, shall apply as nearly equivalent as practicable on like terms to such other securities.

                  11.2 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant or the Warrant Price of the Warrant is adjusted, as herein provided, the Company shall promptly provide to each Holder of the Warrant Certificates notice of such adjustment or adjustments and a certificate of the Chief Financial Officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of the Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  11.3 NO ADJUSTMENT FOR DIVIDENDS. No adjustments in respect of any dividends shall be made during the term of a Warrant or upon any exercise of the Warrant.

                  11.4 PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION ETC. In case of any consolidation of the Company with, or merger of the Company into, another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with each Holder an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the rights evidenced by each Warrant Certificate the kind and amount of shares and other securities, cash and property which he would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had



                                       6
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such warrant been exercised immediately prior to such action; PROVIDED, HOWEVER, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities, cash and property shall be made during the term of the Warrant or upon the exercise of a Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The provisions of this Section
11.4 shall similarly apply to successive consolidations, mergers, sales, transfer or leases.

                  11.5 STATEMENTS ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon any exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates issued pursuant to this Agreement.

                  11.6     OPTIONAL CONVERSION.

                           (a)      In addition to and without limiting the
rights of the Holders under this Agreement, the Holders shall have the right (the "Conversion Right"), severally and not jointly, to convert the Warrant or any portion thereof into shares of Common Stock as provided in this Section 11.6 at any time and from time to time on or after the Initial Exercise Date and until the Expiration Date, subject to the restrictions set forth in paragraph
(c) below. Upon any exercise of the Conversion Right, the Company shall deliver to the exercising Holder, without payment by the Holder of any exercise price or any cash or other consideration, such number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares (as defined in paragraph (b) below) by the fair market value (as defined in paragraph (d) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the converted Warrant Shares shall be determined by subtracting the aggregate purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share.

                           (b)      The Conversion Right may be exercised by any
Holder by the surrender of one or more Warrant Certificates held of record by such Holder at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to the Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant Certificates together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), not later than the Expiration Date. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right together with a check in payment of any fractional share and, in the case of a partial exercise, a new Warrant Certificate evidencing the remaining Warrant Shares which the



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Holder might acquire upon further exercise, shall be issued as of, and delivered to the Holder within seven days following, the Conversion Date.

                           (c) For purposes of this Section 11.6, the "fair
market value" of a share of Common Stock as of a particular date shall mean the closing sale price per share reported on a consolidated basis for the Common Stock on the principal stock exchange or market on which Stock is listed or traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

         12. REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Representatives shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Warrant or any interest therein, or the Warrant Shares, except in a transaction (i) subject to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), including a post-effective amendment to the Registration Statement, or (ii) exempt from registration under the Act. Unless the Warrant or Warrant Shares are so registered, the Warrant Certificates and certificates for the Warrant Shares shall bear a restrictive legend substantially as follow:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
             ANY STATE SECURITIES LAW. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

         13. REGISTRATION RIGHTS.

                  13.1 DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with the Representatives and any subsequent Holders of the Warrant and/or Warrants Shares that, on one occasion, within 60 days after receipt of a written request from the Representatives or from Holders of more than 40% in interest of the aggregate of the Warrant and/or Warrant Shares (considered for this purpose as one class) issued pursuant to this Agreement that the Representatives or such Holders of the Warrant and/or Warrant Shares desire and intend to transfer more than 25% in interest of the aggregate of the Warrant Shares (the "Offered Warrant Shares") under such circumstances that a public offering, within the meaning of the Act, would be involved, the Company, on that one occasion, shall file a registration statement (and use its reasonable best efforts to cause such registration statement to become effective under the Act and to remain effective for not less than 90 days thereafter with respect to the offering and sale or other disposition of the Offered Warrant Shares; PROVIDED, HOWEVER, that any such disposition shall occur on or after the Initial Exercise Date and on or before the Expiration Date; PROVIDED FURTHER, that the Company shall have no obligation to comply with the foregoing provisions of this Section 13.1 if, in the opinion of counsel to the Company reasonably acceptable to the Holders from whom such written requests have been received, registration under the Act is not required for such disposition or that a post-effective amendment to an existing registration statement would be legally sufficient for such transfer (in which latter event the Company shall promptly file such post-effective amendment and use its reasonable best efforts to cause such

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amendment to become effective under the Act). All expenses of registration and disposition pursuant to this Section 13.1, exclusive of any underwriting discounts and commissions, non-accountable expense allowances or costs and fees of separate counsel to the Holders, shall be borne by the Company.

                  13.2 PIGGY-BACK REGISTRATION RIGHTS. The Company covenants and agrees with the Representatives and any subsequent Holders of the Warrant and/or Warrant Shares that, in the event the Company proposes to file a registration statement under the Act with respect to any class of security (other than in connection with an exchange offer, a non-cash offer or a registration statement on Form S-4, Form S-8 or other unsuitable registration statement form) which becomes or which the Company believes will become effective on or after the Initial Exercise Date and on or before the Expiration Date, then the Company shall in each case give written notice of such proposed filing to the Holders of the Warrant and/or Warrant Shares at least 15 days before the proposed filing date and, by such notice, shall offer to such Holders the opportunity to include in such registration statement such as they may request in writing.

                  The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the Holders from whom such written requests have been received to include such number of Warrant Shares (the "Piggy-back Shares") in the proposed offering on the same terms and conditions as applicable to securities of the Company included therein or as applicable to securities of any person other than the Company and the Holders of Piggy-back Shares if the securities of any such person are included therein; PROVIDED, HOWEVER, that the Company shall not be required to honor any such request that is received more than 15 days after the proper giving of the Company's notice or after the Expiration Date. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that it believes that the distribution of all or a portion of the Piggy-back Shares requested to be included in the registration statement concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holders of such Piggy-back Shares shall delay their offering and sale of Piggyback Shares (or the portion thereof so designated by such managing underwriter) for such period, not to exceed 180 days, as the managing underwriter shall request, provided that no such delay shall be required as to Piggy-back Shares if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holders of Piggy-back Shares. In the event of such delay, the Company shall file such supplements, post-effective amendments or separate registration statement, and shall use reasonable best efforts to permit such Holders to make their proposed offering and sale for a period of 90 days immediately following the end of such period of delay ("Piggy-back Termination Date"); PROVIDED, HOWEVER, that if at the Piggy-back Termination Date the Piggy-back Shares are covered by a registration statement which is, or required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Piggy-back Shares for so long as such registration statement remains or is required to remain in effect for any of such other securities. All expenses of registration and sale pursuant to this Section 13.2, exclusive of any underwriting commissions or discounts, non-accountable expense allowances or costs of separate counsel for the Holders, shall be borne by the Company.

                  The Company shall be obligated pursuant to this Section 13.2 to include in the piggy-back offering Warrant Shares that have not yet been purchased by a Holder so long as such Holder submits an undertaking to the Company that such Holder intends to exercise the Warrant for at least the number of Warrant Shares to be included in such piggy-back offering prior to the consummation of such piggy-back offering.

                  If the Company decides not to proceed with the piggy-back offering, the Company will have no obligation to proceed with the offering of the Piggy-back Shares, unless the Holders from whom such written requests have been received otherwise comply with the provisions of Section 13.1 hereof (without regard to the 60 days' written request required thereby).

                  13.3 (a) The Company shall use its reasonable best efforts to register or qualify the Offered Warrant Shares or Piggy-back Shares Warrant Shares for offer or sale under the state securities or Blue Sky laws of such states which the Holders of such Offered Warrant Shares or Piggy-back Shares shall designate; PROVIDED, HOWEVER, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or to register or get a license as a broker or dealer in securities in any jurisdiction where it is not so registered or licensed.

                           (b)      (i)     In the event of any post-effective
amendment or other registration with respect to any Offered Warrant Shares or Piggy-back Shares pursuant to Section 13.1 or 13.2 above, the Company will indemnify and hold harmless any Holder whose Offered Warrant Shares or Piggy-back Shares are being so registered, and each person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or such controlling person may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement, or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each such Holder and each such controlling person for any legal or other expenses reasonably incurred by such Holder or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in the preparation thereof. The Company will not be liable to a claimant to the extent of any misstatement corrected or remedied in any amended prospectus if the Company timely delivers a copy of such amended prospectus to such indemnified person and such indemnified person does not timely furnish such amended prospectus to such claimant. The Company shall not be required to indemnify any Holder or controlling person for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Company.

                                    (ii)    Each Holder of Offered Warrant
Shares or Piggy-back Shares who participates in a registration pursuant to
Section 13.1 or 13.2 shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any such registration statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue or alleged untrue statement or any material fact contained in any such registration statement, or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such registration statement, or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subparagraph (ii) shall not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by such Holder.

                                    (iii) In order to provide for just and
equitable contribution in any action in which a claim for indemnification is made pursuant to this subsection b(iii) of Section 13.3 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this subsection (b) of Section 13.3 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that each Holder whose Offered Warrant Shares or Piggy-back Shares are being registered is responsible pro rata for the portion represented by the public offering price received by such Holder from the sale of such Holder's Offered Warrant Shares or Piggy-back Shares, and the Company is responsible for the remaining portion; PROVIDED, HOWEVER, that (i) no Holder shall be required to contribute any amount in excess of the public offering price received by such Holder from the sale of such Holder's Warrant Shares and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. This subsection (b)(iii) shall not be operative as to any Holder of Offered Warrant Shares or Piggy-back Shares to the extent that the Company has received indemnity under this subsection (b) of Section 13.3.

                  13.4 Each of the Holders shall comply with all reasonable requests made by the Company or its counsel with respect to the registration of such Offered Warrant Shares or Piggy-back Shares, including, without limitation, providing access to all relevant books and records, completing, executing and delivering all questionnaires, powers of attorney and other usual and customary documents necessary or appropriate with respect to the offering of such Offered Warrant Shares or Piggy-back Shares. In the case of a registration which is underwritten, each of the Holders shall sell such Offered Warrant Shares or Piggy-back Shares on the basis provided in the applicable underwriting arrangement including the making of reasonable representations or warranties to the Company or the underwriters, or to undertake any indemnification obligations to the Company or the underwriters with respect thereto.

         14. NO RIGHTS AS STOCKHOLDER; NOTICES TO HOLDERS. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders or their transferee(s) the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events occur:

                           (a)      the Company shall declare any dividend
payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

                           (b)      the Company shall offer to the holders of
its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

                           (c)      a  dissolution, liquidation or winding up of
the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (i) give notice in writing of such event to the Holders, as provided in Section 15 hereof and (ii) if there are more than 100 Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

         15. NOTICES. Any notice permitted or required to be give or made hereunder shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

                  If to the Representatives to:

                           Roth Capital Partners, Inc.

                           24 Corporate Plaza
                           Newport Beach, California 92660
                           Attention:  Syndicate Department

                  If to the Company, to:

                           PartsBase.com, Inc.
                           7171 N. Federal Blvd., Suite 100
                           Boca Raton, Florida 33487
                           Attention: President

and, if to any Holder, to such Holder at the address of such Holder as shown on the Warrant Register.

         16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to principles of conflicts of laws.

         17. SUPPLEMENTS AND AMENDMENTS. The Company and the Representatives may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representatives may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrant and which shall not adversely affect the interests of the Holders. This Agreement may also be supplemented or amended from time to time by a writing executed by or on behalf of the Company and all of the Holders.

         18. SUCCESSOR. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder. Assignments by the Holders of their rights hereunder shall be made in accordance with Section 4 hereof.

         19. MERGER OR CONSOLIDATION OF THE COMPANY. So long as the Warrant remains outstanding, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         20. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

         21. CAPTIONS. The captions of the sections and subsections of this Agreement have been reserved for convenience only and shall have no substantive effect.

         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.


                                            PARTSBASE.COM, INC.

Attest:

______________________                      By:_________________________________
_______________, Secretary                     Robert A. Hammond, President


                                            ROTH CAPITAL PARTNERS, INC.

Attest:

______________________                      By:_________________________________
_______________, Secretary                     Shelly Singhal, Managing Director


                                            PENNSYLVANIA MERCHANT GROUP

Attest:

______________________                      By:_________________________________
_______________, Secretary

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN ANY EVENT, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

         THIS CERTIFICATE IS SUBJECT IN ITS ENTIRETY TO THE TERMS OF A WARRANT AGREEMENT DATED _________ ___, 2000 BETWEEN PARTSBASE.COM, INC. (THE "COMPANY") AND ROTH CAPITAL PARTNERS, INC. AND PENNSYLVANIA MERCHANT GROUP (THE "REPRESENTATIVES"), THE ORIGINAL HOLDERS OF THE WARRANT EVIDENCED HEREBY. IN ACCORDANCE WITH THE WARRANT AGREEMENT, THE WARRANT WILL BE RESTRICTED FROM SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR HYPOTHECATION FOR A PERIOD OF ONE YEAR AFTER MARCH ___, 2000, THE EFFECTIVE DATE OF THE COMPANY'S REGISTRATION STATEMENT UNDER THE SECURITIES ACT, COMMISSION FILE NO. 333-94337, EXCEPT TO ANY MEMBER PARTICIPATING IN THE OFFERING OF THE PUBLIC SHARES COVERED BY THE REGISTRATION STATEMENT AND THEIR BONA FIDE OFFICERS AND PARTNERS WHO AGREE IN WRITING TO BE BOUND BY THE TERMS HEREOF. ANY SUCCESSOR OR PERMITTED ASSIGNEE OF SUCH HOLDER WILL BE REQUIRED TO AGREE IN WRITING TO TAKE SUBJECT TO SUCH AGREEMENT. A COPY OF THE WARRANT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST. CERTIFICATES FOR ANY SHARES ACQUIRED UPON EXERCISE HEREOF WILL BEAR A COMPARABLE LEGEND.

         No. _____

                                                             _________ ___, 2000

                                Warrant to Purchase _____ Shares of Common Stock

                     VOID AFTER 6:00 P.M., LOS ANGELES TIME

                             ON _________ ___, 2005


                               PARTSBASE.COM, INC.

                               WARRANT CERTIFICATE

                         (REGISTRATION RIGHTS INCLUDED)

         This certifies that ______________, or registered assigns (the "HOLDER"), is the holder of a warrant (the "WARRANT") to purchase up to _______ shares of the common stock, par value $.01 per share (the "WARRANT SHARES"), of PartsBase.com, Inc., a Texas corporation (the "COMPANY"), at any time and from time to time, commencing at 9:00 a.m., Los Angeles time, on ________ ___, 2001 (the "INITIAL EXERCISE DATE") and ending at 6:00 p.m., Los Angeles time, on ________ ___, 2005 or, if _______ ___, 2000 is not a business day in the City of Los Angeles, then on the next succeeding business day (the "EXPIRATION DATE").

         Until the Expiration Date, the Warrant may be exercised, in whole or in part, at any time and from time to time, by presentation and surrender of this Warrant Certificate, with the Election to Purchase form annexed hereto duly executed and accompanied by payment of the exercise price (the "EXERCISE PRICE"), at the principal office of the Company at 7171 N. Federal Highway, Suite 100, Boca Raton, Florida 33487, or such other place at the Company may hereafter specify by notice. The Exercise Price for each Common Share acquired upon exercise of the Warrant evidenced hereby is $_____, payable in cash, by certified or cashier's check, or by immediately available funds. The number of Warrant Shares for which the Warrant is exercisable and the Exercise Price are both subject to adjustment, as provided in that certain warrant agreement (the "Warrant Agreement") dated ________ ___, 2000, between the Company and the Representatives.

         Upon the exercise of the Warrant in part only, the Company will return to the Holder a new warrant certificate, in form identical to this Warrant Certificate, specifying the remaining number of Warrant Shares for which the Warrant evidenced by this Warrant Certificate is then exercisable. Unless fully exercised prior to the Expiration Date as provided herein, the Warrant evidenced by this Certificate will expire.

         The Holder of the Warrant evidenced by this Certificate is entitled to certain registration rights with respect to the Warrant Shares purchasable upon exercise thereof. Such registration rights are set forth in full in the Warrant Agreement.

          No holder of this Warrant Certificate shall be deemed to be the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise of the Warrant for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant Certificate as such any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of shares, reclassification or conversion of shares, change of par value, or exchange of shares, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant evidenced by this Warrant Certificate shall have been exercised and the Warrant Shares purchasable upon the exercise thereof shall have become issuable.

         This Warrant Certificate may not be transferred or otherwise disposed of without the prior consent of the Company. The registration rights described herein may not be transferred separately from the Warrants or underlying Warrant Shares.

         IN WITNESS WHEREOF, PartsBase.com, Inc. has caused this Certificate to be executed and delivered on its behalf on ________ ___, 2000.

                                            PARTSBASE.COM, INC.

Attest:

___________________________                 By: _______________________________
                , Secretary                     Robert A. Hammond, President



(SEAL)

                              ELECTION TO PURCHASE

         To:      PARTSBASE.COM, INC.

         On this _____ day of _________, ______, the undersigned Holder of the Warrant evidenced by this Certificate hereby irrevocably elects to exercise the Warrant and to purchase thereby _____________ Warrant Shares, and requests that certificates for such Warrant Shares be issued and registered in the name of

-------------------------------------------------------------------------------
         (Name)

-------------------------------------------------------------------------------
         (Address)

-------------------------------------------------------------------------------
         (Social Security or Other Tax Identification Number)

-------------------------------------------------------------------------------
         (Telephone and Fax Numbers; email Address)

-------------------------------------------------------------------------------
         (Relationship to the Undersigned)


and be delivered to


-------------------------------------------------------------------------------
         (Name)

-------------------------------------------------------------------------------
         (Address)

and, if said number of Warrant Shares shall not be all the Warrant Shares for which the Warrant evidenced hereby may be exercised, a new Warrant Certificate for the balance of such Warrant Shares be delivered to the undersigned at the record address of the undersigned on file with the Company.

Name of Warrant Holder:   _____________________________________________________
                                 (Please Print)


Signature:   __________________________________________________________________

                                   ASSIGNMENT

         FOR VALUE RECEIVED, on this _____ day of _________, ______, the undersigned Holder hereby sells, transfers and assigns to _________________________________________, whose address is
_______________________________________________________________, whose telephone and fax numbers, and email address, are ______________________________
________________________________________, and whose social security or other tax identification number is __________________, the right represented by the within Certificate to purchase _________ Warrant Shares of PartsBase.com, Inc. to which the within Certificate relates, and appoints the Secretary of the Company attorney-in-fact to transfer such right on the books of the Company with full power of substitution in the premises, and, if said number of Warrant Shares shall not be all the Warrant Shares for which the Warrant evidenced hereby may be exercised, a new Warrant Certificate for the balance of such Warrant Shares be delivered to the undersigned at the record address of the undersigned on file with the Company.

Name of Warrant Holder:   _____________________________________________________
                                 (Please Print)


Signature:   __________________________________________________________________